Exhibit 99.01
Valero Energy Corporation Reports Third Quarter 2010 Results
SAN ANTONIO, October 26, 2010 — Valero Energy Corporation (NYSE: VLO) today reported income from continuing operations of $292 million, or $0.51 per share, for the third quarter of 2010, compared to a loss from continuing operations of $343 million, or $0.61 per share, for the third quarter of 2009. For the nine months ended September 30, 2010, income from continuing operations was $721 million, or $1.27 per share, compared to a loss from continuing operations of $170 million, or $0.32 per share for the nine months ended September 30, 2009. For all periods shown in the accompanying tables, discontinued operations relate to the Delaware City, Delaware refinery which was shut down in 2009 and sold in the second quarter of 2010.
Operating income in the third quarter of 2010 was $571 million, versus an operating loss of $238 million in the third quarter of 2009. The $809 million improvement in operating income was primarily in the refining segment, where refining throughput margins improved to $7.87 per barrel, an increase of $2.79 per barrel. The increase was mainly due to higher margins for diesel and better discounts for low-quality feedstocks combined with higher throughput volumes compared to the third quarter 2009.
“It’s great to report back-to-back profitable quarters, which is a reflection of the improvement we have seen in our business over last year,” said Valero Chairman and CEO Bill Klesse. “For the most part, our plants ran well in the third quarter, allowing us to take advantage of solid product margins and better feedstock discounts. The fourth quarter is off to a good start as margins have been strong for this time of year, and discounts remain favorable. As winter approaches, distillate inventories both here and in Europe have been falling, which should also support margins. We’re well-positioned to capture these attractive margins as we have very little maintenance-related downtime planned at our refineries during the fourth quarter.”
“Cost reductions continue to be a key priority,” Klesse continued. “We have achieved $140 million in year-to-date cost savings, and we are on pace to reduce costs by a total of $185 million in 2010. In 2011, we expect to reduce costs throughout our ongoing businesses by another $100 million. When achieved, our 2009 through 2011 cumulative pre-tax costs savings are estimated at $500 million. These reductions allow Valero to offset increases in our non-controllable costs, which are always part of our business.”
Valero’s retail and ethanol segments continued to report impressive results. The retail segment earned $105 million in operating income during the third quarter of 2010, nearly matching last year’s record results. The company’s ethanol segment also continued to perform well with $47 million in operating income generated during the third quarter of 2010.

Regarding cash flows in the third quarter of 2010, capital spending was $508 million, of which $67 million was for turnaround and catalyst expenditures. Also in the third quarter, the company paid $28 million in common stock dividends. The company ended the third quarter with $2.4 billion in cash and temporary cash investments. Capital spending is expected to be approximately $2.3 billion for the full-year 2010. The company has announced a preliminary capital spending estimate of $2.6 billion for 2011, which includes a decline in regulatory spending and an increase in spending for economic growth projects.
“We’re excited about moving forward to unlock the earnings power of our economic growth projects,” said Klesse. “These projects capitalize on our outlook for relatively high crude oil and low natural gas prices, plus growing global demand for diesel. Using reasonable price assumptions, we estimate that our projects will yield strong returns on investment and significant contributions to earnings over the next few years.
“We’re also making progress on our strategic priorities. We have an agreement to sell the Paulsboro refinery, and we anticipate closing on that sale in the fourth quarter. We also expect to close on the sale of our investment in the Cameron Highway Oil Pipeline System in the fourth quarter. In addition, we are continuing maintenance at our Aruba refinery, which should be ready to restart in mid-December.”
Klesse concluded, “We will continue to look at additional refinery opportunities to change our geographic footprint. Valero is a manufacturer of fuels and petrochemical feedstocks, and we believe there are opportunities to improve the competitiveness of our portfolio and add shareholder value. Regardless of what actions we pursue, we remain committed to a strong balance sheet and maintaining our investment grade credit rating.”
Valero Energy Corporation is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Its assets include 15 petroleum refineries with a combined throughput capacity of approximately 2.8 million barrels per day, 10 ethanol plants with a combined production capacity of 1.1 billion gallons per year, and a 50-megawatt wind farm. Valero is also one of the largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar and Beacon brands. Based in San Antonio, Valero is a Fortune 500 company with approximately 21,000 employees. Please visit www.valero.com for more information.

Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
STATEMENT OF INCOME DATA (1) (2):
Operating Revenues (a)	$22,210	$18,573	$63,628	$49,277

Costs and Expenses:
Cost of Sales	20,023	17,212	57,479	44,430
Operating Expenses:
Refining	817	772	2,405	2,355
Retail	192	182	552	522
Ethanol	96	59	267	102
General and Administrative Expenses (3)	139	167	367	434
Depreciation and Amortization Expense	372	361	1,096	1,072
Asset Impairment Loss (4)	—	58	2	199

Total Costs and Expenses	21,639	18,811	62,168	49,114

Operating Income (Loss)	571	(238)	1,460	163

Other Income (Expense), Net	18	8	30	(16)

Interest and Debt Expense:
Incurred	(145)	(150)	(430)	(387)
Capitalized	26	19	68	92

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	470	(361)	1,128	(148)

Income Tax Expense (Benefit)	178	(18)	407	22

Income (Loss) from Continuing Operations	292	(343)	721	(170)

Income (Loss) from Discontinued Operations, Net of Income Taxes	—	(286)	41	(404)

Net Income (Loss)	$292	$(629)	$762	$(574)

Earnings (Loss) per Common Share:
Continuing Operations	$0.52	$(0.61)	$1.27	$(0.32)
Discontinued Operations	—	(0.51)	0.07	(0.76)

Total	$0.52	$(1.12)	$1.34	$(1.08)

Weighted Average Common Shares Outstanding (in millions)	564	561	563	534

Earnings (Loss) per Common Share — Assuming Dilution:
Continuing Operations	$0.51	$(0.61)	$1.27	$(0.32)
Discontinued Operations	—	(0.51)	0.07	(0.76)

Total	$0.51	$(1.12)	$1.34	$(1.08)

Weighted Average Common Shares Outstanding — Assuming Dilution (in millions) (5)	568	561	567	534

Supplemental Information:
(a) Includes excise taxes on sales by our U.S. retail system	$234	$226	$667	$659

	September 30,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$2,352	$825

Total Debt	$8,036	$7,400

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating Income (Loss) by Business Segment:
Refining	$571	$(219)	$1,441	$331

Retail:
U.S.	72	79	181	140
Canada	33	32	104	92

Total Retail	105	111	285	232

Ethanol	47	49	139	71

Total Before Corporate	723	(59)	1,865	634
Corporate	(152)	(179)	(405)	(471)

Total	$571	$(238)	$1,460	$163

Depreciation and Amortization by Business Segment:
Refining	$322	$317	$951	$951

Retail:
U.S.	18	17	54	52
Canada	9	8	26	22

Total Retail	27	25	80	74

Ethanol	10	7	27	12

Total Before Corporate	359	349	1,058	1,037
Corporate	13	12	38	35

Total	$372	$361	$1,096	$1,072

Operating Highlights:
Refining (2) (4):
Throughput Margin per Barrel	$7.87	$5.08	$7.76	$6.23

Operating Costs per Barrel:
Operating Expenses	$3.76	$3.76	$3.89	$3.71
Depreciation and Amortization	1.48	1.55	1.54	1.50

Total Operating Costs per Barrel	$5.24	$5.31	$5.43	$5.21

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	443	430	452	480
Medium/Light Sour Crude	511	489	499	536
Acidic Sweet Crude	53	24	52	78
Sweet Crude	733	670	688	611
Residuals	242	159	197	168
Other Feedstocks	124	176	127	171

Total Feedstocks	2,106	1,948	2,015	2,044
Blendstocks and Other	258	280	251	279

Total Throughput Volumes	2,364	2,228	2,266	2,323

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,153	1,137	1,111	1,110
Distillates	829	708	757	764
Petrochemicals	77	71	74	67
Other Products (6)	337	327	348	386

Total Yields	2,396	2,243	2,290	2,327

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Refining Operating Highlights by Region (7):
Gulf Coast:
Operating Income (Loss)	$388	$(81)	$1,027	$28

Throughput Volumes (Mbbls per Day)	1,336	1,238	1,268	1,316

Throughput Margin per Barrel	$8.34	$4.66	$8.35	$5.22

Operating Costs per Barrel:
Operating Expenses	$3.65	$3.81	$3.78	$3.65
Depreciation and Amortization	1.54	1.57	1.60	1.49

Total Operating Costs per Barrel	$5.19	$5.38	$5.38	$5.14

Mid-Continent:
Operating Income	$131	$5	$271	$197

Throughput Volumes (Mbbls per Day)	422	374	392	381

Throughput Margin per Barrel	$8.06	$5.38	$7.59	$7.18

Operating Costs per Barrel:
Operating Expenses	$3.34	$3.69	$3.63	$3.72
Depreciation and Amortization	1.33	1.53	1.42	1.57

Total Operating Costs per Barrel	$4.67	$5.22	$5.05	$5.29

Northeast:
Operating Income (Loss)	$17	$(38)	$43	$86

Throughput Volumes (Mbbls per Day)	354	334	347	345

Throughput Margin per Barrel	$5.26	$3.39	$5.51	$5.46

Operating Costs per Barrel:
Operating Expenses	$3.47	$3.17	$3.69	$3.22
Depreciation and Amortization	1.27	1.45	1.36	1.32

Total Operating Costs per Barrel	$4.74	$4.62	$5.05	$4.54

West Coast:
Operating Income	$35	$67	$102	$331

Throughput Volumes (Mbbls per Day)	252	282	259	281

Throughput Margin per Barrel	$8.66	$8.51	$8.14	$10.59

Operating Costs per Barrel:
Operating Expenses	$5.42	$4.35	$5.08	$4.60
Depreciation and Amortization	1.74	1.58	1.62	1.67

Total Operating Costs per Barrel	$7.16	$5.93	$6.70	$6.27

Operating Income (Loss) for Regions Above	$571	$(47)	$1,443	$642
Asset Impairment Loss Applicable to Refining	—	(58)	(2)	(197)
Loss Contingency Accrual Related to Aruba Tax Matter (8)	—	(114)	—	(114)

Total Refining Operating Income (Loss)	$571	$(219)	$1,441	$331

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Retail — U.S.:
Company-Operated Fuel Sites (Average)	990	998	990	1,001
Fuel Volumes (Gallons per Day per Site)	5,204	4,963	5,115	5,022
Fuel Margin per Gallon	$0.210	$0.231	$0.191	$0.157
Merchandise Sales	$322	$315	$910	$888
Merchandise Margin (Percentage of Sales)	29.6%	28.7%	29.2%	29.2%
Margin on Miscellaneous Sales	$21	$22	$65	$66
Operating Expenses	$127	$120	$360	$349

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,214	3,115	3,131	3,155
Fuel Margin per Gallon	$0.263	$0.263	$0.279	$0.255
Merchandise Sales	$66	$58	$179	$146
Merchandise Margin (Percentage of Sales)	31.1%	28.6%	31.1%	29.1%
Margin on Miscellaneous Sales	$10	$10	$29	$25
Operating Expenses	$65	$62	$192	$173

Ethanol (1):
Production (Thousand Gallons per Day)	3,100	2,116	2,943	1,229
Gross Margin per Gallon of Production	$0.54	$0.59	$0.54	$0.55
Operating Costs per Gallon of Production:
Operating Expenses	$0.34	$0.31	$0.33	$0.31
Depreciation and Amortization	0.03	0.03	0.04	0.03

Total Operating Costs per Gallon of Production	$0.37	$0.34	$0.37	$0.34

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$76.08	$68.18	$77.52	$56.90
WTI Less Sour Crude Oil (9)	$2.56	$1.72	$3.15	$1.25
WTI Less Mars Crude Oil	$1.38	$1.78	$1.56	$1.06
WTI Less Maya Crude Oil	$8.47	$5.02	$9.04	$4.68

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$6.93	$7.85	$8.09	$8.85
Ultra-Low-Sulfur Diesel Less WTI	$11.69	$6.97	$10.44	$8.58
Propylene Less WTI	$5.19	$8.22	$9.63	$(3.05)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$9.20	$8.11	$8.77	$9.09
Ultra-Low-Sulfur Diesel Less WTI	$13.19	$8.01	$11.06	$8.63
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$6.70	$8.34	$8.02	$8.78
No. 2 Fuel Oil Less WTI	$9.15	$4.95	$8.71	$7.68
Lube Oils Less WTI	$59.71	$28.89	$48.80	$40.54
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$16.50	$18.00	$14.53	$18.40
CARB Diesel Less WTI	$14.64	$9.29	$12.51	$10.30
New York Harbor Corn Crush (Dollars per Gallon)	$0.43	$0.54	$0.41	$0.38

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)
(1)
Valero acquired seven ethanol plants in the second quarter of 2009 and three ethanol plants in the first quarter of 2010. The Statement of Income Data includes the results of operations of those plants commencing on their respective acquisition or closing dates. The ethanol plants acquired in 2009 were purchased from VeraSun Energy Corporation. Of the three plants acquired in the first quarter of 2010, two were purchased from ASA Ethanol Holdings, LLC and the third was purchased from Renew Energy LLC. Ethanol production volumes reflected herein are based on total production during each period divided by actual calendar days per period.

(2)
During the fourth quarter of 2009, Valero permanently shut down its refinery in Delaware City, Delaware, and wrote down the book value of the refinery assets to net realizable value. On June 1, 2010, Valero sold the shutdown refinery assets and the terminal and pipeline assets also located in Delaware City to PBF Energy Partners LP for $220 million in proceeds. The results of operations of the shutdown refinery are reflected as discontinued operations for all periods presented. For the nine months ended September 30, 2010, those results include a gain of $92 million ($58 million after taxes) on the sale of the refinery assets. The gain primarily resulted from the scrap value of the refinery assets and the reversal of certain liabilities recorded in the fourth quarter of 2009 associated with the shutdown of the refinery, which will not be incurred because of the sale. The terminal and pipeline assets previously associated with the refinery were not shut down and continued to be operated until the date of their sale. The results of operations of those assets, including an insignificant gain on the sale, are reflected in continuing operations for all periods presented. The refining segment and Northeast Region operating highlights presented in this earnings release exclude the Delaware City Refinery for all periods.

(3)
General and administrative expenses for the nine months ended September 30, 2010 includes the recognition of a favorable settlement with one of Valero’s third-party insurers for $40 million. The settlement relates to Valero’s claim of insurance coverage in connection with losses incurred in prior periods, including a $40 million charge to general and administrative expenses in the third quarter of 2009, related to certain litigation.

(4)
The asset impairment loss for all periods presented relates primarily to the permanent cancellation of certain capital projects classified as “construction in progress” as a result of the unfavorable impact of the economic slowdown on refining industry fundamentals. The asset impairment loss applicable to the refining business segment has been excluded from refining operating expenses in determining operating costs per barrel. The after-tax amounts pertaining to the asset impairment loss reflected in the Statement of Income Data are $- million and $43 million for the three months ended September 30, 2010 and 2009, respectively, and $1 million and $135 million for the nine months ended September 30, 2010 and 2009, respectively.

(5)
Common equivalent shares have been excluded from the computation of diluted loss per common share for the three and nine months ended September 30, 2009 as the effect of including such shares would be antidilutive.

(6)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(7)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City and Paulsboro Refineries; and West Coast- Benicia and Wilmington Refineries.

(8)
A loss contingency accrual of $140 million ($.25 per share) was recorded in the third quarter of 2009 related to Valero’s dispute with the Government of Aruba regarding a turnover tax on export sales as well as other tax matters. The portion of the loss contingency accrual that relates to the turnover tax ($114 million) was recorded in cost of sales for the three and nine months ended September 30, 2009, and therefore is included in refining operating income (loss) but has been excluded in determining throughput margin per barrel.

(9)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.